                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [x] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                                   OSCA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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

                                   OSCA, INC.

--------------------------------------------------------------------------------

                                    Notice of

                       2001 ANNUAL MEETING OF SHAREHOLDERS

                                       and

                                 PROXY STATEMENT





                                PLACE OF MEETING

                             Wednesday, May 16, 2001
                           Hilton Lafayette and Towers
                             1521 West Pinhook Road
                              Lafayette, Louisiana
                               Meeting 11:00 a.m.
                             (Central Daylight Time)

                                   OSCA, INC.



                              LAFAYETTE, LOUISIANA

                                   -----------

                    Notice of Annual Meeting of Shareholders
                                  May 16, 2001

                                   -----------

         The Annual Meeting of Shareholders (the "Annual Meeting") of OSCA, Inc. (the "Corporation") will be held at the Hilton Lafayette and Towers, 1521 West Pinhook Road, Lafayette, Louisiana, on Wednesday, May 16, 2001, at 11:00 a.m. (Central Daylight Time) to consider and vote on the:

         Election of two directors and to transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors fixed April 2, 2001, as the date of record for the meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

         A proxy statement, form of proxy and an annual report of the Corporation for 2000 are enclosed.

                                    By Order of the Board of Directors,

                                    STEPHEN M. GRAY
                                    Vice President, General Counsel &
                                    Corporate Secretary

                                    April 13, 2001

                                   OSCA, Inc.
                156 Commission Blvd., Lafayette, Louisiana 70508


                                   -----------

                                 PROXY STATEMENT
                                 APRIL 13, 2001
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 2001

                                   -----------

     The Board of Directors of OSCA, Inc. is soliciting proxies to be used at OSCA's Annual Meeting of shareholders to be held on May 16, 2001, and any adjournments thereof. This proxy statement, the form of proxy and the OSCA, Inc. annual report for 2000 will be mailed to shareholders on or about April 13, 2001.

     Only shareholders of record at the close of business on April 2, 2001 (the "record date"), will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. On that date, there were 14,840,000 issued and outstanding shares of the Corporation's common stock. Of the outstanding shares, 6,690,000 shares are Class A shares, each of which is entitled to one vote. The remaining 8,150,000 shares are Class B shares, each of which is entitled to ten votes.

                            INFORMATION ABOUT VOTING

METHODS OF VOTING

     Your vote is very important. You can vote by mail. You can also vote by attending the Annual Meeting and casting your vote there. To vote by mail, mark your proxy, date and sign it, and return it in the postage-paid return envelope provided.

     If you are the beneficial owner of shares held in "street name" by a broker, the broker as the holder of record of the shares is required to vote these shares in accordance with your instructions.

     All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign the proxy card but do not give voting instructions, the shares represented by that proxy will be voted for the election of the nominee directors as recommended by the Board of Directors.

REVOKING YOUR PROXY

     You may revoke your proxy at any time before it is voted at the Annual Meeting by:

     - Sending written notice of revocation to the secretary of the Corporation;

     -    Submitting another properly signed proxy with a later date; or

     - Attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

VOTE REQUIRED

     The vote of a plurality of the shares present or represented and entitled to vote at the Annual Meeting is required for election of a director.

OTHER BUSINESS

     If any other matters are properly presented at the Annual Meeting for consideration, the persons named on the enclosed proxy card will have the discretion to vote on those matters for you. At the date we began printing this proxy statement, the Board of Directors knew of no other matter to be raised at the Annual Meeting.

                              ELECTION OF DIRECTORS

     OSCA's Certificate of Incorporation provides that the number of directors shall be not less than three nor more than nine, and shall be divided into three classes of equal size (to the extent possible), with one class to be elected each year, in rotation, for a term of three years. The Board is currently comprised of eight members, divided into two classes of three directors each and one class of two directors.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two nominees, Martin M. Hale and Richard T. Higgons, for three-year terms to expire at the Annual Meeting in 2004 and until their successors are duly elected and qualified. Nominees Hale and Higgons are currently serving as directors. The Board expects that all of the nominees will be able and willing to serve as directors. If any nominee is not available to serve as a director at the time of the Annual Meeting, the persons named on the proxy will vote for another candidate nominated by the Board, or the Board may reduce the number of directors serving on the Board.

     The biographies that follow are current as of March 1, 2001. None of the business organizations, other than OSCA, Inc. and Great Lakes Chemical Corporation, with which the named individuals are employed or associated, is a parent, subsidiary or affiliate of the Corporation.

NOMINEES FOR ELECTION FOR TERM EXPIRING IN 2004

     MARTIN M. HALE (1)

     Martin M. Hale, 60, was appointed to the Board in February 2000. Mr. Hale served as nonexecutive Chairman of the Board of Great Lakes Chemical Corporation from 1995 until May 2000. Since December 1, 2000, he has served as the executive vice president of Hellman, Jordan Management Co., Inc., a registered investment advisor specializing in asset management, a position he also held from 1983 until December 31, 1999. Prior to 1983, Mr. Hale was the president and chief executive officer of Marsh & McLennan Asset Management Company. He also serves as a director of Great Lakes Chemical Corporation and Octel Corp. and as a trustee of the Museum of Fine Arts, Boston.

     RICHARD T. HIGGONS

     Richard T. Higgons, 58, is the senior vice president of business development for Great Lakes Chemical Corporation. Mr. Higgons was appointed to the Board in January 2001 to fill the vacancy created when Mr. Mark Tomkins resigned. Prior to joining Great Lakes Chemical Corporation, Mr. Higgons held various positions of increasing responsibility with International Mineral and Chemical and its predecessor, Mallinckrodt, Inc., for more than 30 years. Most recently, he served as staff vice president for corporate development.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS


     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES. UNLESS INDICATED OTHERWISE BY YOUR PROXY VOTE, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF SUCH NOMINEES.

INCUMBENT DIRECTORS CONTINUING IN OFFICE UNTIL 2002

     MACK G. NICHOLS (1), (2)

     Mack G. Nichols, 62, was appointed to our Board in February 2000. Mr. Nichols retired in 1998 as president, chief operating officer and director of Mallinckrodt Inc., a diversified chemical and healthcare company. Mr. Nichols currently serves on the Board of Great Lakes Chemical Corporation, and has served as a director of A.P. Green Industries, Inc., the National Association of Manufacturers and the Chemical Manufacturers Association. Mr. Nichols has also served as Chairman of the Metropolitan St. Louis YMCA, as a trustee for the St. Louis Art Museum and as a member of the Chancellor's Council for the University of Missouri-St. Louis.

     JOHN L. WHITMIRE (1), (2)

     John L. Whitmire, 60, was appointed to our Board in April 2000. Mr. Whitmire retired as chairman of the board and chief executive officer of Union Texas Petroleum Holdings, Inc. from 1996 until 1998 when Union Texas Petroleum Holdings, Inc. was acquired by Atlantic Richfield Company. Before joining Union Texas Petroleum Holdings, Mr. Whitmire served in various capacities for more than 30 years with Phillips Petroleum Company, including executive vice president--exploration and production and as a director from 1994 to 1996. Mr. Whitmire has served as chairman of the board for CONSOL Energy Inc. and CONSOL Inc. since March 1999. In addition, Mr. Whitmire is a director of the National Audubon Society, Thermon Industries, Global Marine, Inc. and Trans Texas Gas Corp.

     W. BERNARD PIEPER

     W. Bernard Pieper, 68, was appointed to our Board in April 2000. Mr. Pieper served as vice chairman and chief operating officer of Halliburton Company from 1994 until his retirement in 1996. Mr. Pieper has served as a director of Highlands Insurance Group, Inc., a property and casualty insurance business, since 1996. Mr. Pieper has also been a director of NCI Building Systems, Inc. since December 2000.


INCUMBENT DIRECTORS CONTINUING IN OFFICE UNTIL 2003

     MARK P. BULRISS (2)

     Mark P. Bulriss, 49, was appointed as a director of OSCA in February 2000 and serves as chairman of the Board. Mr. Bulriss, who joined Great Lakes Chemical Corporation in April 1998, serves as its chairman, chief executive officer and president. Prior to joining Great Lakes Chemical Corporation, he served in various capacities with AlliedSignal, Inc. including as president of the AlliedSignal's laminates business unit; president of the electronic materials division; and most recently as president of the polymers division. Prior to joining AlliedSignal, Mr. Bulriss spent 16 years with GE Plastics.

     ROBERT L. HOLLIER

     Robert L. Hollier, 58, serves as OSCA's president and chief executive officer, positions he has held since April 1979. Prior to founding OSCA, Mr. Hollier, from 1970 to 1979, served as vice president and chief operating officer of Gulf Coast Drilling Fluids, Inc. Prior to his tenure at Gulf Coast, he was employed by Amoco Production Company from 1963 to 1970.

     RICHARD A. PATTAROZZI (1), (2)

     Richard A. Pattarozzi, 57, was appointed to our Board in April 2000. Mr. Pattarozzi served as vice president of Shell Oil Company. He currently serves as a director of Transocean Sedco Forex, a worldwide drilling contractor; Stone Energy Corporation, an independent oil and gas exploration company; Global Industries, a worldwide pipeline and construction company; and Wellogix, a private business-to-business e-commerce company.

     Board Committees are as follows:
(1)  Audit Committee
(2)  Compensation Committee

                             DIRECTORS' COMPENSATION

RETAINER, COMMITTEE AND MEETING FEES

     In 2000, nonemployee directors were paid an annual retainer of $20,000 prorated for their time of service. Employees of OSCA or Great Lakes Chemical Corporation who also serve as directors receive no additional compensation for serving on the Board or on any Board committee.

     In addition to the annual retainer, nonemployee directors are paid as follows:

     (i)  $1,000 for each Board meeting attended; and

     (ii) Reimbursement of expenses for travel, lodging and related expenses incurred while attending Board and Board committee meetings.

     Nonemployee directors who chair a committee receive an additional $2,000 per year.

STOCK OPTION GRANTS

     In 2000, nonemployee directors received an option to acquire 2,500 shares of Common Stock at the fair market value of the shares on the date of the grant. Each option has a term of 10 years and is exercisable in cumulative 33% installments commencing one year from date of grant.

                       DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors held two regular meetings in 2000. All meetings of the Board and committees of the Board on which they serve were attended by all directors.

     The Corporation has established the following committees: Audit and Compensation. The list of directors set forth above identifies the committees on which each director serves.

     The Audit Committee, chaired by Mr. Whitmire, met twice during 2000. All directors who serve on the Audit Committee are independent directors. In June 2000, the Board adopted a written charter for the Audit Committee, which is attached as "Appendix A" to this proxy statement. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibilities relating to the accounting and reporting practices of the Corporation; the quality and integrity of the Corporation's financial reports; and its internal control and compliance programs. The committee also reviews the work of both independent and internal auditors and ensures that open communication exists between the auditors and management of the Corporation. In addition, the Audit Committee makes recommendations to the Board concerning the selection of the Corporation's independent auditors.

     The Compensation Committee, chaired by Mr. Bulriss, met twice during 2000. This committee establishes executive compensation policies consistent with corporate objectives and shareholder interests. In addition, the committee develops strategies, monitors and administers the programs that compensate the chief executive officer and other senior executives. The committee also approves grants under the Corporation's stock award programs and advises the Board on the remuneration for nonemployee members of the Board.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the Corporation's Common Stock beneficially owned by holders of more than 5% of its Common Stock; the directors of the Corporation; the executive officers of the Corporation listed in the Summary Compensation Table (the "Named Executives"); and all directors and executive officers of the Corporation as a group.

                                                                             AMOUNT AND NATURE OF
       TITLE OF                        NAME AND ADDRESS OF                   BENEFICIAL OWNERSHIP
        CLASS                           BENEFICIAL OWNER                        (1), (2), (3)          PERCENT OF CLASS
Class B Common Stock         Great Lakes Chemical Corp. (4)                        8,150,000                100%
                             500 East 96th Street, Suite 500
                             Indianapolis, Indiana  46240

Class A Common Stock         High Rock Capital LLC (5)                               337,100                5.0%
                             28 State Street, 18th Floor
                             Boston, MA 02109

                             Essex Investment Management Company (6)               1,146,970               17.1%
                             125 High Street
                             Boston, MA  02110

                             Mark P. Bulriss (4)                                       2,000                   *
                             Martin M. Hale (7)                                       16,000                   *
                             Mack G. Nichols                                           2,000                   *
                             Richard A. Pattarozzi                                     4,000                   *
                             W. Bernard Pieper                                         1,000                   *
                             Robert L. Hollier (8)                                    29,500                   *
                             Steven J. Brading                                         2,000                   *
                             Richard J. Alario                                         1,000                   *
                             Don H. Michel                                             5,000                   *

                             Directors and executive officers as a group              62,500                   *

     Note: * Less than 1%

(1) Information concerning persons known to the Corporation to be beneficial owners of more than 5 percent of its Class A Common Stock is based upon the most recently available reports furnished by such persons to the Corporation on Schedules 13G filed with the Securities and Exchange Commission.

(2) Information concerning ownership of Class A Common Stock by directors of the Corporation, Named Executive Officers and directors and officers as a group, is as of April 2, 2001.

(3) Unless otherwise indicated, beneficial ownership is direct, and the person indicated has sole voting and investment power.

(4) Mr. Bulriss, as Chairman of the Board, President and Chief Executive Officer of Great Lakes Chemical Corporation may be deemed to have beneficial ownership of the Class B shares held by Great Lakes Chemical Corporation. Mr. Bulriss disclaims beneficial ownership of these shares.

(5) As reported in its Schedule 13G, High Rock Capital LLC is the record owner of 305,200 shares of Class A common stock. An affiliated entity, High Rock Asset Management LLC, is the record owner of 31,900 shares of Class A Common Stock. By virtue of their relationship as affiliated limited liability companies with the same individual as president, each of High Rock Capital LLC and High Rock Asset Management LLC may be deemed to beneficially own 337,100 shares of Class A Common Stock. High Rock Capital LLC reported sole power to dispose or to direct the disposition of and the sole power to vote or to direct the vote of 337,100 shares of Class A Common Stock.

(6) As reported in its Schedule 13G, Essex Investment Management Company has sole power to dispose or to direct the disposition of these shares.

(7) Includes 1,000 shares owned by Mr. Hale's spouse to which Mr. Hale disclaims beneficial ownership of these shares.

(8)  Includes 1,000 shares owned by Mr. Hollier's spouse.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid during 2000 to Robert L. Hollier, president and chief executive officer of the Corporation and to each of the Corporation's four other most highly compensated executive officers serving at December 31, 2000 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                              Long-Term
                                                                                            Compensation
                                                     Annual Compensation                       Awards
                                                                                               ------
                                                                              Other          Securities         All Other
                                   Fiscal                                    Annual          Underlying        Compensation
        Name and Position           Year     Salary         Bonus         Compensation         Options              (1)
Robert L. Hollier,                  2000    $342,029       $174,600           $---             120,000            $9,945
President and CEO                   1999     277,440         55,000            ---               ---               9,029
                                    1998     273,825         46,000            ---               ---               9,162

Steven J. Brading,                  2000     145,069         60,160            ---              25,000             8,575
Vice President and CFO

Richard J. Alario,                  2000     153,923         62,400            ---              35,000             8,998
Executive Vice President            1999     142,034          ---              ---               ---              10,616

Donald H. Michel,                   2000     153,923         59,280            ---              20,000             8,998
Senior Vice President

Stephen M. Gray,                    2000      74,308         39,000           30,456 (3)         8,000             5,950
Vice President, General Counsel
and Corporate Secretary (2)

(1) These amounts represent (i) employer matching contributions under OSCA's Savings Plan and the Great Lakes 401(k) Plan and (ii) employer profit sharing contributions by OSCA on behalf of the named executive officer to the OSCA Savings Plan.

(2)  Mr. Gray joined the Corporation in June 2000.

(3) Consists of relocation costs of $29,641 and other benefits of vehicle fuel and maintenance costs of $815.


STOCK COMPENSATION PLANS

         The Corporation has one stock compensation plan that provides for grants of stock-based awards to key employees and nonemployee directors. Plan provisions allow grants of incentive and nonqualified stock options, with terms not to exceed 10 years at the fair market value of the Corporation's Class A Common Stock on the date of grant, as well as other stock-based awards.

OPTION GRANTS IN 2000

         The following table provides information related to options granted to the Named Executives during 2000:

                                                                                                           POTENTIAL REALIZABLE
                                                                                                             VALUE AT ASSUMED
                                      NUMBER OF      % OF TOTAL                                               ANNUAL RATE OF
                                     SECURITIES        OPTIONS                                                 STOCK PRICE
                                     UNDERLYING      GRANTED TO        EXERCISE OR                             APPRECIATION
                                       OPTIONS        EMPLOYEES        BASE PRICE        EXPIRATION         FOR OPTION TERM (3)
                NAME                 GRANTED (1)    IN FISCAL YEAR    ($/SHARE) (2)         DATE          5% ($)           10% ($)
                ----                 -----------    --------------    -------------         ----          ------           -------
     Robert  L. Hollier                  120,000             26.2%           $15.50       June 2010      1,171,800       2,957,400
     Steven J. Brading                    25,000              5.5%            15.50       June 2010        244,125         616,125
     Richard J. Alario                    35,000              7.6%            15.50       June 2010        341,775         862,575
     Donald H. Michel                     20,000              4.4%            15.50       June 2010        195,300         492,900
     Stephen M. Gray                       8,000              1.7%            15.00     August 2010         75,600         190,800
     Increase in Market Value to Shareholders (4)                                                      144,912,600     365,731,800

(1) Each option has a term of ten years and is exercisable in cumulative 33% installments commencing one year from the date of grant with full vesting occurring on the third anniversary of the date of the grant.

(2) The exercise price is the fair market value of OSCA Class A Common Stock on the date of such stock option grant.

(3) Amounts reflect assumed rates of 5% and 10% appreciation. Actual gains, if any, on stock option exercises depend on the future performance of OSCA Class A Common Stock and overall market conditions. At an annual rate of appreciation of 5% per year for the option term, the price of OSCA Class A Common Stock would be approximately $25.25 per share. At an annual rate of appreciation of 10% per year for the option term, the price of OSCA Class A Common Stock would be approximately $40.20 per share.

(4) Calculated by using a Common Stock price of $15.50 and the average number of shares outstanding for June 2000, assuming 5% and 10% compounded growth rates. The increase in market value to shareholders is shown for comparative purposes only and is not a prediction of future stock performance.

OPTION EXERCISES IN 2000 AND VALUE OF OPTIONS AT DECEMBER 31, 2000

     The following table provides information related to options exercised by the Named Executives during 2000 and the number and value of options held at year-end. The Corporation does not have any stock appreciation rights outstanding.

                                                               NUMBER OF                         VALUE OF
                            SHARES                             SECURITIES                       UNEXERCISED
                           ACQUIRED                            UNDERLYING                       IN-THE-MONEY
                              ON           VALUE           UNEXERCISED OPTIONS                   OPTION AT
                           EXERCISE      REALIZED        AT DECEMBER 31, 2000 (#)           DECEMBER 31, 2000 ($)
  NAME                        (#)           ($)        EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
  ----                        ---           ---        -----------     -------------     -----------     -------------
  Robert  L. Hollier           0             0              0             120,000             0             172,500
  Steven J. Brading            0             0              0              25,000             0              35,938
  Richard J. Alario            0             0              0              35,000             0              50,313
  Donald H. Michel             0             0              0              20,000             0              28,750
  Stephen M. Gray              0             0              0               8,000             0              15,500

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is composed of Messrs. Bulriss, Nichols, Pattarozzi and Whitmire. There are no Compensation Committee interlocks between the Corporation and any other entities involving the Corporation's executive officers and directors who serve as executive officers of such entities.

SAVINGS PLAN

     Eligible employees of the Corporation can elect to participate in the OSCA Savings Plan [401(k)] (the "Plan") beginning the first day of hire. Employees may elect to contribute up to 18% of their pay into the Plan, subject to certain limits prescribed by Section 402(g) of the Internal Revenue Code. The Corporation makes matching contributions, in cash, equal to 75% of the first 6% of salary contributed by the employee. Employees determine how their salary deferrals are invested by selecting from several investment alternatives. The Corporation may also elect to make a profit sharing contribution in an amount at the Corporation's discretion, although no profit sharing contribution is required. All deferrals and contributions are recorded in individual accounts and held in trust.

CHANGE-IN-CONTROL AND SEVERANCE AGREEMENTS

     The Corporation has entered into change in control agreements with Messrs. Hollier, Brading, Alario, Michel and Gray. Under these agreements, OSCA or its successor would make a lump sum severance payment to Mr. Hollier, Brading, Alario, Michel and Gray, as applicable, in an amount equal to three times the individual's base salary in the event that his employment with OSCA is terminated without cause or he resigns for good reason within one year of a change in control of OSCA. For purposes of these agreements between us and the named executive officers, a "change in control" means the following:

          - any unrelated person is or becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of OSCA securities representing more than 20% of the combined voting power of our then outstanding securities, other than securities acquired directly from us and Great Lakes holds a beneficial interest representing less than 51% of the combined voting power of our then outstanding securities;

          - a merger or consolidation with or into any other corporation, other than

                    (1) a merger or consolidation which results in our directors immediately prior to such merger or consolidation continuing to constitute at least a majority of our board of directors or the board of the surviving entity or its parent, or

                    (2) a merger or consolidation effected to implement a recapitalization of OSCA or similar transaction in which Great Lakes retains "beneficial ownership" of at least 51% of the voting power of our then outstanding securities, or no unrelated person is or becomes the beneficial owner, directly or indirectly, of OSCA securities representing 20% or more of the combined voting power of our then outstanding securities, other than securities acquired directly from us;

          - our stockholders approve any plan or proposal for our liquidation or dissolution or the consummation of a sale or disposition of all or substantially all our assets, other than a sale or disposition to a related entity; or

          - if, at the end of any two year period, our board does not consist of at least a majority of directors who were either directors at the beginning of that two year period or whose appointment, election or nomination to the board was approved by a vote of at least two-thirds of the directors then in office.

     For purposes of the change in control agreements, where a change in control results from a series of related transactions, the change in control will be deemed to have occurred on the date of the consummation of the first related transaction.

     Notwithstanding any other provision of the change in control agreements, a change in control will not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of our common stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of our assets immediately following this transaction or series of transactions.

     Mr. Hollier also has a change in control agreement with Great Lakes Chemical Corporation that shall not be preempted or superseded by the OSCA change in control agreement. In the event that Mr. Hollier becomes entitled to receive concurrent severance payments under both the OSCA and Great Lakes agreements, then the Great Lakes agreement shall preempt and supersede the OSCA agreement and Mr. Hollier shall only be entitled to receive severance payments under the Great Lakes agreement.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors reviews and approves individual officer salaries, bonuses and stock option grants. The Committee also reviews guidelines for compensation, bonus and stock option grants for non-officer employees.

     With the approval and assistance of the Compensation Committee the Corporation has developed and implemented compensation policies which seek to enhance the profitability of the Corporation, and thus stockholder value, by closely aligning the financial interests of the Corporation's senior managers with those of the stockholders. The Corporation has structured its compensation of senior managers to include an annual bonus and longer-term stock option incentives to motivate them to perform to the full extent of their abilities. Neither of these incentives is guaranteed. Both are variable and closely tied to corporate, business unit and individual performance targets focused on enhancing OSCA's profitability and increasing stockholder value. The Committee considers the total compensation of each of the executive officers and other senior managers in establishing each element of compensation. Eligible persons must be employed by OSCA at the time bonus compensation is paid.

     The Committee believes that the compensation policies it has implemented have contributed to focusing senior management on achieving significant improvements in long-term financial performance.



CHIEF EXECUTIVE COMPENSATION

     Mr. Hollier's base salary was increased in 2000 to $290,900. This was based on the criteria set forth above. The Committee considered his level and scope of responsibilities as well. Mr. Hollier was granted a bonus of $174,600 for 2000 based on the attainment of corporate and individual targets. His bonus, like all other corporate bonuses, was significantly affected by the Corporation's overall profitability and performance.

POSITION ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to Named Executive Officers. The Committee currently believes that the Corporation should be able to continue to manage its executive compensation program for Named Executive Officers so as to preserve the related federal income tax deductions. The Committee intends to monitor the impact of Section 162(m) and consider structuring executive compensation arrangements so that the deduction limitation will continue not to apply.

     COMPENSATION COMMITTEE

     Mark P. Bulriss
     Mack G. Nichols
     Richard A. Pattarozzi
     John L. Whitmire

                          STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the cumulative total return to shareholders on the Common Stock of the Corporation from June 15, 2000 (the Initial Public Offering date) through December 31, 2000, to the cumulative total return during the same period on the S&P 600 Small Cap Index and the Philadelphia Exchange Oil Services Index. The graph assumes that $100 was invested on June 15, 2000.

                          OSCA, INC. VS. EQUITY INDICES
                 TOTAL RETURN TO SHAREHOLDERS FROM JUNE 15, 2000
                              TO DECEMBER 31, 2000


                              [PERFORMANCE GRAPH]



                                                     Value of $100 Investment made June 15, 2000
                                6/15/00    6/30/00    7/31/00    8/31/00     9/29/00    10/31/00   11/30/00   12/29/00
                               ---------------------------------------------------------------------------------------
OSCA, Inc.                       100.00     108.87     80.65      102.42      107.26     100.00      73.39     109.27
S&P 600 Small Cap Index          100.00     101.21     98.67      107.35      104.37     104.97      93.97     105.48
Philadelphia Exchange
  Oil Services Index             100.00     100.87     96.37      112.23      111.39      97.06      82.43     104.64


     Past results are not necessarily indicative of future performance, and this chart does not reflect the Corporation's forecast for future share price performance.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board (the "Committee") oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Committee is composed of four independent directors and operates under a written charter adopted by the Board (see Appendix A). In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Corporation's Annual Report with management including a discussion of the quality, not just the acceptability, of the Corporation's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Corporation including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

         The Committee discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting. The Committee held two meetings during 2000.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

         AUDIT COMMITTEE

         John L. Whitmire
         Martin M. Hale
         Mack G. Nichols
         Richard A. Pattarozzi

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file initial reports of ownership and reports of changes in ownership of the Corporation's equity securities with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based on a review of forms filed and information provided by directors and executive officers, the Corporation believes that all Section 16(a) reporting requirements were met.

       INFORMATION RESPECTING THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

         The principal independent public accountant of the Corporation, selected by the Board for 2001, is Ernst & Young LLP. Fees for the last annual audit were $279,000 and all other fees were $77,000, including audit related services of $67,000 and nonaudit services of $10,000. Audit related services generally include fees for statutory audits and accounting consultations. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they should desire to do so. They are also expected to be available to respond to questions.


                SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

         Notice of any matter intended to be presented by a shareholder for action at the 2002 Annual Meeting must be addressed to the secretary of the Corporation at its offices in Lafayette, Louisiana, and received no later than December 15, 2001.

                                  OTHER MATTERS

         As of the date of this proxy statement, management is not aware of any matters to be presented at the Annual Meeting other than the matters specifically stated in the Notice of Meeting and discussed in the proxy statement. If any other matter or matters are properly brought before the meeting, the persons named on the enclosed proxy card have discretionary authority to vote the proxy on each such matter in accordance with their judgment.

         The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers or other persons holding stock in their names or in the names of their nominees for their expenses in sending proxy material to the beneficial owners will be borne by the Corporation.




                                 By Order of the Board of Directors,

                                        STEPHEN M. GRAY
                                        Vice President, General Counsel &
                                        Corporate Secretary

                                        April 13, 2001

                  PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD

APPENDIX A


AUDIT COMMITTEE CHARTER

--------------------------------------------------------------------------------





ORGANIZATION

         There shall be an Audit Committee (the Committee) of the Board of Directors. The Committee is to be composed of at least three directors, all of whom are independent of the management of the Company and are free from any relationship, as determined by the Board, that may interfere with the exercise of their independent judgment as Committee members. All members of the Committee shall have (or obtain within a reasonable timeframe) working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

ROLE OF THE AUDIT COMMITTEE

         The audit committee shall provide assistance to the board in fulfilling its oversight responsibilities relating to accounting and reporting practices of the Company, the quality and integrity of the financial reports of the Company, internal control and compliance programs. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the management of the Company.

RESPONSIBILITIES

         In carrying out its responsibilities, the Company may develop policies and procedures, reacting as appropriate to changing conditions, to ensure to the directors and shareholders that the accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

                         APPROVAL AND REVIEW OF CHARTER

         The Committee will obtain the full Board's approval of this charter and will review and reassess its adequacy and any changes in it as conditions dictate (at least annually).

                              FREQUENCY OF MEETINGS

         The Committee will meet periodically, but at least three times annually, as deemed necessary to perform its duties.

DUTIES OF THE COMMITTEE

         AUDIT PROCESS

         1. Review and recommend to the board the annual appointment of the independent auditors (who are ultimately accountable to the Committee and the Board) to audit the Company's financial statements; review the fee arrangements of the outside auditors, evaluate, and if appropriate, review and approve their discharge and replacement.
         2. Obtain annually from the independent auditors a statement describing all significant relationships (or services provided) the auditors have with the Company in order to evaluate the auditor's objectivity and independence.

         3. Obtain annually from the independent auditors a formal written statement (consistent with Independence Standards Board Statement No. 1) that, in their professional judgment, they are independent of the company.
         4. Review annually the audit scope and plan of the independent auditors.
         5. Review annually with the Director of Internal Audit the risk assessment process and the resulting Internal Audit plan. Review audit coverage, including coverage provided for the more significant audit risk areas and related staffing levels.
         6. Review the coordination of audit efforts between the independent auditors and internal auditors to ensure completeness of coverage, reduction of redundant effort, and the effective use of audit resources.

         FINANCIAL REPORTING

         1. Review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K). This review will include the judgments of management and the independent auditors about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.
         2. Review the independent auditor's summary of significant accounting, auditing and internal control issues identified during the audit along with management's corrective action plans, and other matters related to the conduct of the audit which are required to be communicated to the committee under generally accepted auditing standards.
         3. Review with management and the independent auditors significant accounting policy changes or applicable new accounting or reporting standards adopted by management.
         4. Review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the committee (or his designee) may represent the entire Committee for the purpose of this review.


         INTERNAL CONTROLS

         1. Review with management, the Director of Internal Audit and the independent auditors the adequacy of the Company's system of internal control.
         2. Review periodic reports from the director of Internal Audit summarizing the results of completed audits/reviews including significant findings, and the resolution or status of previously reported significant control issues, along with management's responses thereto.
         3. Review with management, the Director of Internal Audit, and the independent auditors significant risks or exposures.


         CODE OF BUSINESS CONDUCT COMPLIANCE PROGRAMS

         1. Review periodically with management, the General Counsel and the Director of Internal Audit the Corporation's program for monitoring compliance with the Code of Business Conduct.


         OTHER MATTERS

         1. Meet at least annually with the independent auditors in separate executive session to discuss any matters that the Committee or the auditors believe should be discussed privately.

                                   OSCA, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                            WEDNESDAY, MAY 16, 2001
                       11:00 A.M. (CENTRAL DAYLIGHT TIME)

                          HILTON LAFAYETTE AND TOWERS
                             1521 WEST PINHOOK ROAD
                              LAFAYETTE, LOUISIANA

-------------------------------------------------------------------------------


OSCA, INC.
156 COMMISSION
LAFAYETTE, LA 70508                                                       PROXY
-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 16, 2001.

The undersigned hereby appoints Robert L. Hollier, Steven J. Brading and Stephen M. Gray, and each of them with full power of substitution, as the proxies of the undersigned, to attend the Annual Meeting of Shareholders to be held on Wednesday, May 16, 2001, at 11:00 a.m. and any adjournment thereof, and to vote the stock the undersigned would be entitled to vote, if present, on the items listed on the reverse side of this proxy card.

                      See reverse for voting instructions.

                                  VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to OSCA, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.





                            \/ Please detach here \/



            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH ITEMS.

1. Election of directors:       01 Martin M. Hale             [ ] Vote FOR             [ ] Vote WITHHELD
                                02 Richard T. Higgons             both nominees            from both nominees
                                                                  (except as marked)

TO WITHHOLD AUTHORITY TO VOTE FOR EITHER INDICATED NOMINEE,
WRITE THE NUMBER OF THE NOMINEE IN THE BOX PROVIDED TO THE    [                                             ]
RIGHT.

2. In their discretion, the Proxies are authorized to vote upon any other matter which may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED; OR IF NO CHOICE IS SPECIFIED, IT WILL BE VOTED FOR THE ELECTION OF
DIRECTOR NOMINEES.

Address Change? Mark Box [ ]
Indicate changes below:                                              Date
                                                                         --------------------------------


                                                                     ------------------------------------



                                                                     ------------------------------------

                                                                     Signature(s) in Box
                                                                     Please sign exactly as your name(s)
                                                                     appears on Proxy. If held in joint
                                                                     tenancy, all persons must sign. Trustees,
                                                                     administrators, etc., should include title
                                                                     and authority. Corporations should provide
                                                                     full name of corporation and title of
                                                                     authorized officer signing the proxy.